UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2024

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

As previously disclosed, on May 3, 2021, (i) Keros Therapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (“Leerink Partners”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through Leerink Partners, acting as sales agent, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) the Company filed a registration statement on Form S-3 (File No. 333-279094), including a base prospectus, with the Securities and Exchange Commission (the “SEC”) on May 3, 2024 (the “Shelf Registration Statement”), which became effective immediately upon filing.

On June 17, 2024, the Company filed a prospectus supplement to the Company’s Shelf Registration Statement for the issuance and sale, if any, of up to $350,000,000 of shares of Common Stock (the “Placement Shares”) by the Company under the Agreement.

Pursuant to the Agreement, Leerink Partners may sell the Placement Shares by any method permitted by law deemed to be an “at the market offering" as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the Nasdaq Global Market, or on or through any other existing trading market for the Common Stock. Leerink Partners will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose). Leerink Partners will not purchase any Placement Shares on a principal basis pursuant to the Agreement unless the Company and Leerink Partners enter into a separate written agreement setting forth the terms of such sale.

The Company will pay Leerink Partners a commission of up to 3.0% of the gross sales proceeds of any Placement Shares sold through Leerink Partners, acting as sales agent, under the Agreement.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The offering of Placement Shares pursuant to the Agreement will terminate upon the earlier to occur of (i) the issuance and sale, through Leerink Partners, of all Placement Shares subject to the Agreement and (ii) termination of the Agreement in accordance with its terms.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Leerink Partners against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Cooley LLP, counsel to the Company, has issued an opinion to the Company, dated June 17, 2024, regarding the validity of the Placement Shares. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated May 3, 2021, by and between the Registrant and Leerink Partners (formerly SVB Leerink LLC)
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: June 17, 2024